Exhibit 10.2
TERMINATION AND SETTLEMENT AGREEMENT
     TERMINATION AND SETTLEMENT AGREEMENT, dated as of October 22, 2007 (this “Agreement”), among HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, a Delaware corporation (the “Company”), KHI PARENT INC., a Delaware corporation (“Parent”), KHI MERGER SUB INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), KKR 2006 FUND, L.P. (“KKR Fund”), KOHLBERG KRAVIS ROBERTS & CO. L.P. (“KKR & Co.” and, together with KKR Fund, “KKR”), and GS CAPITAL PARTNERS VI FUND, L.P., GS CAPITAL PARTNERS VI PARALLEL, L.P., GS CAPITAL PARTNERS VI GMBH & CO. KG, and GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P. (collectively, “GSCP” and together with Parent, Merger Sub and KKR, the “Sponsor Parties”).
RECITALS
     WHEREAS, Parent, Merger Sub and the Company entered into an Agreement and Plan of Merger, dated as of April 26, 2007 (the “Merger Agreement”), pursuant to which Merger Sub was to be merged with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”).
     WHEREAS, concurrently with the execution of the Merger Agreement, KKR Fund, GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Fund, L.P. and GS Capital Partners VI Offshore Fund, L.P., each a guarantor (the “Guarantors”) entered into guarantees (the “Guarantees”) in favor of the Company with respect to certain of Parent’s obligations under the Merger Agreement.
     WHEREAS, Parent and Merger Sub have determined that they are not obligated to proceed with the Merger based on their belief that a Company Material Adverse Effect has occurred and their belief that the Company has violated the capital expenditures covenant in the Merger Agreement.
     WHEREAS, the Company steadfastly denies that a Company Material Adverse Effect has occurred or that the Company violated the capital expenditures covenant in the Merger Agreement.
     WHEREAS, the Company believes that it is entitled to the Parent Termination Fee because Parent and Merger Sub are not proceeding with the Merger and their other obligations under the Merger Agreement.
     WHEREAS, the Sponsor Parties believe that the Company is not entitled to the Parent Termination Fee and that the Sponsor Parties are entitled to Parent Expenses under the Merger Agreement because of the aforementioned circumstances.
     WHEREAS, the Company and the Sponsor Parties believe that litigation relating to the foregoing matters would be expensive, time-consuming, distracting and disruptive, and the parties have entered into this Agreement to avoid the expense, time consumption, distraction, disruption and uncertainty of litigation relating thereto.

     WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that it is advisable and in the best interest of the Company and its stockholders to enter into this Agreement and (ii) approved the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby.
     WHEREAS, the board of directors (or equivalent governing body) of each of the Sponsor Parties has approved such Sponsor Party entering into this Agreement and declared it advisable for such Sponsor Party to enter into this Agreement.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Merger Agreement.
ARTICLE II
SETTLEMENT
     Section 2.1 Settlement.
     (a) Simultaneously with the execution and delivery of this Agreement: (i) KKR, an Affiliate of KKR and GSCP each shall execute and deliver to the Company the Note Purchase Agreement, dated of even date herewith (the “Note Purchase Agreement”), for $400 million aggregate principal amount of convertible senior notes (the “Notes”); and (ii) the Company shall execute and deliver to KKR, an Affiliate of KKR and GSCP the Note Purchase Agreement.
     (b) On the terms and subject to the conditions set forth in the Note Purchase Agreement, (i) the Purchasers (as such term is defined in the Note Purchase Agreement), including Affiliates of KKR and GSCP, shall purchase the Notes and (ii) the Company shall issue the Notes to the Purchasers against payment to the Company of the purchase price for such Notes by wire transfer to the Company of immediately available funds.
ARTICLE III
TERMINATION
     Section 3.1 Termination of Merger Agreement. Upon the closing of the sale and purchase of the Notes as contemplated by the Note Purchase Agreement (the “Closing Date”), (a) pursuant to Section 7.01(a) of the Merger Agreement, the Merger Agreement is hereby terminated in its entirety, is null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub, the Sponsor Parties or their respective Subsidiaries or Affiliates under the Merger Agreement, except that the Confidentiality Agreement (as amended pursuant to the Note Purchase Agreement) will survive the termination of the Merger Agreement and the execution and delivery of this Agreement by each of the parties hereto and (b) without any further actions by any Person (i) the Guarantees and (ii) the Election Agreement, dated April 26, 2007, between Parent and Dr. Sidney Harman, are hereby terminated, are null and void, and are of no further force and effect. The parties hereto acknowledge that by virtue of the termination of the Merger Agreement, the Equity Commitment Letters and the Debt Commitment Letters shall terminate in accordance with their terms.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     Section 4.1 Representations and Warranties of the Company. The Company hereby represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of the Sponsor Parties, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and (b) no material consent of any third party is required for the execution, delivery and performance of this Agreement by the Company.
     Section 4.2 Representations and Warranties of the Sponsor Parties. Each of the Sponsor Parties hereby represents and warrants that: (a) this Agreement has been duly authorized, executed and delivered by such Sponsor Party and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement is the valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with its terms and (b) no material consent of any third party is required for the execution, delivery and performance of this Agreement by such Sponsor Party.
ARTICLE V
RELEASES AND COVENANT NOT TO SUE
     Section 5.1 Company Release. Effective as of the Closing Date, the Company, for itself and its officers, directors, predecessor entities, successors and assigns, parents, subsidiaries, Affiliates and employees (other than employees acting solely as stockholders of the Company or solely as participants in benefit plans of the Company) (“Company Releasing Parties”), hereby fully releases and discharges the Sponsor Parties, their parents, subsidiaries and Affiliates and their respective officers, directors, managing directors, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, Affiliates, employees and attorneys and other advisors and agents (including debt and equity financing sources) (collectively, “Sponsor Released Persons”) from any and all claims, actions, causes of action, demands and charges of whatever nature, known or unknown, arising out of, or relating to any of the Merger Agreement or the Guarantees or the transactions contemplated thereby, including any claim relating to the termination of the Merger Agreement, or the Parent Termination Fee set forth in Section 7.02 of the Merger Agreement and including any acts, omissions, disclosure or communications related to the Merger Agreement or the Guarantees or the transactions contemplated thereby (the “Company Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement, the Note Purchase Agreement or the registration rights agreement and indenture being executed in connection herewith.
     Section 5.2 Sponsor Party Releases. Effective as of the Closing Date, the Sponsor Parties, for themselves and their respective officers, directors, predecessor entities, successors and assigns, parents, subsidiaries, Affiliates, and employees (“Sponsor Releasing Parties”), hereby fully release and discharge the Company, its subsidiaries and Affiliates and their respective officers, directors, predecessor entities, successors and assigns, parents, subsidiaries, Affiliates, employees and attorneys and other advisors and agents (collectively, “Company Released Persons” and, together with the Sponsor Released Persons, “Released Persons”) from any and all claims, actions, causes of action, demands and charges of whatsoever nature, known or unknown, arising out of, or relating to any of the Merger Agreement or the Guarantees or the transactions contemplated thereby, including any claim relating to the termination of the Merger Agreement, or payment or reimbursement of any of the expenses of Parent or Merger Sub in connection with the Merger and including any acts, omissions, disclosure or communications related to the Merger Agreement or the Guarantees or the transactions contemplated thereby (the “Sponsor Party Released Claims” and together with the Company Released Claims, the “Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement, the Note Purchase Agreement or the registration rights agreement and indenture being executed in connection herewith.
     Section 5.3 Scope of Release and Discharge. The parties acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know or believe to be true related to or concerning the Released Claims. The parties know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a party or parties. It is nonetheless the intent of the parties to give a full and complete release and discharge of the Released Claims. To that end, with respect to the Released Claims only, the parties expressly waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, which is similar, comparable or equivalent to § 1542 of the California Civil Code. With respect to the Released Claims only, the Parties expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of § 1542 of the California Civil Code, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
     Section 5.4 Covenant not to Sue. Each of the parties hereto covenants, on behalf of itself and the Company Releasing Parties, in the case of the Company, or the Sponsor Releasing

Parties, in the case of the Sponsor Parties, not to bring any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross-claim, or counterclaim. Any Released Person may plead this Agreement as a complete bar to any Released Claim brought in derogation of this covenant not to sue.
     Section 5.5 Accord and Satisfaction. This Agreement and the releases reflected herein shall be effective as a full and final accord and satisfaction and release of all of the Released Claims.
ARTICLE VI
MISCELLANEOUS
     Section 6.1 Publicity. Immediately following the execution and delivery of this Agreement, the Company shall issue a press release announcing the execution of this Agreement, which press release shall be subject to the prior review and approval of the Sponsor Parties. None of the parties hereto will make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the press releases issued pursuant to this Section 6.1.
     Section 6.2 Non-Disparagement. Other than as a party may determine is necessary or appropriate to respond to any legal or regulatory process or proceeding or to give appropriate testimony or file any necessary documents in any legal or regulatory proceeding, or deliberations of the Company Board, no party to this Agreement shall make any public statements or any private statements that disparage, denigrate or malign the other parties or the Released Persons concerning the subject matter of this Agreement and the Merger Agreement or the business or practices of the other parties hereto. This Agreement constitutes the settlement of disputed claims; it does not and shall not constitute an admission of liability by any of the parties hereto, including any admission that there occurred a Company Material Adverse Effect or any breach of the Merger Agreement. Nothing contained in this Section 6.2 shall prohibit a party from making any public or private statement that is factually accurate.
     Section 6.3 Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.
     Section 6.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
     Section 6.5 Notices. Any notice shall be sufficient if in writing, and sent by facsimile transmission with confirmation (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:
     (a) if to the Sponsor Parties, to:
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, New York 10019
Telecopy: (212) 750-0006
Attention: Brian F. Carroll
and
c/o Goldman Sachs Capital Partners
85 Broad Street
New York, New York 10004
Telecopy: (212) 357-5505
Attention: John Bowman
                 Ben Adler
with a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Telecopy: (212) 455-2502
Attention: David J. Sorkin, Esq.
     (b) if to the Company, to:
Harman International Industries, Incorporation
1101 Pennsylvania Ave. N.W.
Suite 1010, Washington D.C. 20004
Telecopy: (202) 393-2442
Attention: Chief Executive Officer
with a copy to:
Jones Day
222 East 41st Street
New York, New York 10017
Telecopy: (212) 755-7306
Attention: Robert A. Profusek, Esq.
and:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019-6150
Telecopy: (212) 403-2000
Attention: Joshua R. Cammaker, Esq.

     Section 6.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and, subject to the preceding sentence, assigns.
     Section 6.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.
     Section 6.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof; provided, however, that the confidentiality obligations of the parties set forth in the Confidentiality Agreement and the Note Purchase Agreement shall not be superseded and shall remain in full force and effect. Each party hereto acknowledges and agrees that each of the non-party Released Persons are express third party beneficiaries of the releases of such non-party Released Persons contained in Sections 5.1, 5.2 and 5.3 and covenants not to sue contained in Section 5.4 of this Agreement and are entitled to enforce rights under such sections to the same extent that such non-party Released Persons could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third party beneficiaries to this Agreement, and this Agreement is not otherwise intended to and shall not otherwise confer upon any Person other than the parties hereto any rights or remedies hereunder.
     Section 6.9 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.
     Section 6.10 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this

Agreement must be construed as if it is drafted by all the parties, and no provision of this Agreement shall be construed against any party based on its authorship of any of the provisions of this Agreement.
[Remainder of the Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED

By:	/s/ Sidney Harman
Name: Sidney Harman
Title: Executive Chairman

KHI PARENT INC.

By:	/s/ Brian Carroll

Name: Brian Carroll
Title: President

KHI MERGER SUB INC.

By:	/s/ Brian Carroll

Name: Brian Carroll
Title: President

KOHLBERG KRAVIS ROBERTS & CO. L.P.
By:	KKR & Co. L.L.C., its general partner

By:	/s/ Brian Carroll

Name: Brian Carroll
Title: Member

KKR 2006 FUND L.P.
By:	KKR Associates 2006 L.P., its general partner
By:	KKR 2006 GP LLC, its general partner

By:	/s/ Brian Carroll

Name: Brian Carroll
Title: Member

[SIGNATURE PAGE — TERMINATION AND SETTLEMENT AGREEMENT]

GS CAPITAL PARTNERS VI PARALLEL, L.P.
By:	GS Advisors VI, L.L.C., its General Partner

By:	/s/ Katherine B. Enquist

Name: Katherine B. Enquist
Title: Managing Director

GS CAPITAL PARTNERS VI GMBH & CO. KG
By:	GS Advisors VI, L.L.C., its Managing Limited Partner

By:	/s/ Katherine B. Enquist

Name: Katherine B. Enquist
Title: Managing Director

GS CAPITAL PARTNERS VI FUND, L.P.
By:	GS Advisors VI, L.L.C., its General Partner

By:	/s/ Katherine B. Enquist

Name: Katherine B. Enquist
Title: Managing Director

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.
By:	GS VI Offshore Advisors, L.L.C., its General Partner

By:	/s/ Katherine B. Enquist

Name: Katherine B. Enquist
Title: Managing Director

[SIGNATURE PAGE — TERMINATION AND SETTLEMENT AGREEMENT]